UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 21, 2009

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4221	73-0679879
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

(Address of principal executive offices)

(918) 742-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                                          Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this report on Form 8-K with respect to the entry into the Note Purchase Agreement dated as of June 15, 2009 is incorporated into this Item 1.01 by reference.

Item 2.03                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 21, 2009, Helmerich & Payne, Inc. (“HPI”) and Helmerich & Payne International Drilling Co. (the “Company”) completed a private placement of $200 million aggregate principal amount of senior unsecured, fixed-rate notes pursuant to a Note Purchase Agreement dated as of June 15, 2009 (the “Agreement”) between HPI, the Company,  and the purchasers named therein.  The notes consist of $200 million aggregate principal amount of the 6.10% Senior Unsecured Notes (the “Notes”) issued by the Company and due July, 2016.  The Notes are guaranteed by HPI and certain subsidiaries.  The proceeds from this facility will be used to fund capital expenditures, repay indebtedness and for other general corporate purposes.

Interest on the Notes of each series is payable semi-annually. The Company will make five equal annual principal repayments of $40 million beginning on the third anniversary of the closing date.  Subject to notice, the Company may also elect to repay all or a minimum portion of $5 million of the Notes at a price equal to the principal amount thereof plus a make-whole premium and accrued interest.  The Notes are subject to representations, warranties, covenants and events of default which the Company believes are customary for a senior, unsecured note financing.  If a default occurs, holders of 51% of the outstanding principal amount of the Notes may accelerate all the Notes, and if a payment default occurs, any Note holder may accelerate its Notes.  Filing of a petition in bankruptcy, receivership or similar proceedings as described in the Agreement would result in automatic acceleration.  In addition, the Company is required to offer to prepay the Notes upon specified change in control events if a credit ratings test is not met.  There are also various other restrictive covenants customarily found in such debt instruments. These covenants include a requirement of maintaining a ratio of consolidated debt to total capitalization of 55% or less.  The Company is also required to maintain a ratio of EBITDA to interest expense, as defined in the Agreement, at a minimum of 2.5 to one for any four fiscal quarter period.  This summary is qualified in its entirety by reference to the Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibit is furnished herewith.

Exhibit Number	Description

10.1	Note Purchase Agreement dated as of June 15, 2009, among Helmerich & Payne International Drilling Co., Helmerich & Payne, Inc. and various Note purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2009	HELMERICH & PAYNE, INC.

	By:	/s/ Steven R. Mackey
		Name:	Steven R. Mackey
		Title:	Executive Vice President,
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Note Purchase Agreement dated as of June 15, 2009, among Helmerich & Payne International Drilling Co., Helmerich & Payne, Inc. and various Note purchasers.